                       SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   ).

Filed by the Registrant  [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement     [   ] Confidential, for Use of the
                                            Commission Only (as permitted
                                            by Rule 14a-6(e)(2))
[ x ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   TEKTRONIX, INC.
______________________________________________________________________________
                  (Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).

[   ] Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           Not applicable
           ____________________

      (2)  Aggregate number of securities to which transaction applies:

           Not applicable
           ____________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           Not applicable
           ____________________

      (4)  Proposed maximum aggregate value of transaction:

           Not applicable
           ____________________

      (5)  Total fee paid:

           Not applicable
           ____________________

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

           Not applicable
           ____________________

      (2)  Form, Schedule or Registration Statement No.:

           Not applicable
           ____________________

      (3)  Filing Party:

           Not applicable
           ____________________

      (4)  Date Filed:

           Not applicable
           ____________________

______________

[Tektronix logo located here]






                                                      August 14, 1996


Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 26, 1996, at 10:00 a.m., at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon.

The attached notice of meeting and proxy statement describe the matters that may be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete, sign and date the enclosed proxy and return it in the envelope provided.

We look forward to greeting as many of our shareholders as possible.


                                 Sincerely,


                                 /s/ J.J. MEYER

                                 Jerome J. Meyer
                                 CHAIRMAN AND CHIEF EXECUTIVE OFFICER

[Tektronix logo located here]




               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       ON SEPTEMBER 26, 1996



To the Shareholders of Tektronix, Inc.:

The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 26, 1996, at 10:00 a.m., local time, at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon, for the following purposes:

     1.   Electing four directors; and

     2. Transacting such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Monday, August 5, 1996, will be entitled to notice of, and to vote at, the annual meeting.


                                  BY ORDER OF THE BOARD OF DIRECTORS

                                          John P. Karalis, Secretary

                            TEKTRONIX, INC.

                            PROXY STATEMENT


     The annual meeting of shareholders of Tektronix, Inc. (the "Company" or "Tektronix") will be held Thursday, September 26, 1996, at 10:00 a.m., at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon. The board of directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the board. You are invited to use that proxy to vote. The shares represented by the enclosed proxy will be voted if the proxy is properly signed, dated and received before the meeting begins. Solicitation of proxies on behalf of the board of directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $4,000 plus certain expenses. The costs of such solicitation will be paid by the Company. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is August 26, 1996.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

     There were 32,793,086 Common Shares of the Company outstanding at the close of business on August 5, 1996, the record date for the annual meeting. Each Common Share is entitled to one vote.

     Participants in the Tektronix 401(k) Plan ("401(k) Plan") have the right to instruct the fiduciary of the plan (or a proxy) how to vote shares allocated to their accounts. Participants in the plan will receive a separate voting direction form on which they may indicate their voting instructions.

                           OWNERSHIP OF SHARES

     The following table shows ownership of the Common Shares of the Company on June 30, 1996 by each person who, to the knowledge of the board of directors, owned beneficially more than five percent of the Common Shares:


                             Amount and Nature of     Approximate
      Name                  Beneficial Ownership<F1>    Percent
_________________________________________________________________
 PRIMECAP Management Company     2,199,875<F2>            6.71%
 225 South Lake Avenue
 Pasadena, CA 91101-3005
__________

<F1>  (1)  Shares held with sole investment and voting power unless otherwise indicated.
<F2>  (2)  Based on information set forth in an amendment to Schedule
           13G dated July 12, 1995, filed with the Securities and Exchange Commission and on other information provided by PRIMECAP Management Company.

                                   2

                          BOARD OF DIRECTORS

     The board of directors currently consists of eleven members. The board is divided pursuant to the bylaws into three classes. One class is elected each year for a three-year term. The term of office of Class I directors expires at the 1996 annual meeting; the term of office of Class II directors expires in 1997; and that of Class III directors expires in 1998 (and in all cases, the terms of the directors will continue until their respective successors are duly elected and have been qualified).

     The board of directors met six times during the last fiscal year. Each director attended at least 75% of the aggregate number of the meetings of the board and committees on which he or she served except for Mr. Ames and Mrs. Vollum.

     Some important functions of the board are performed by committees of directors. Committees are constituted by the board upon the recommendation of the Chairman. The board has the power to change the responsibilities assigned to any committee and to change the membership of any committee. A brief description of the current board committees follows:

     The EXECUTIVE COMMITTEE carries out, with certain exceptions, the functions of the board of directors in the intervals between board meetings. The Executive Committee met one time during the last fiscal year.

     The AUDIT COMMITTEE recommends independent public accountants to be appointed by the board of directors as auditors; reviews the Company's annual consolidated financial statements; and consults from time to time with management, the internal auditors and the Company's independent public accountants to consider financial and accounting matters. The Audit Committee met five times during the last fiscal year.

     The COMMITTEE ON DIRECTORS seeks qualified candidates to serve on the Company's board of directors and recommends them for the board's consideration. This committee assesses the board's capacity to fulfill requirements of the board's policy with respect to director qualifications, resources and experience, and performance and contribution. The Committee also reviews the board's policy with respect to director qualifications, board membership requirements, and directors' compensation and advises the board on any recommendations for change. The Committee on Directors will consider the names and qualifications of candidates for the board of directors submitted by shareholders in accordance with the procedures described on page 19 of this proxy statement. The Committee on Directors met one time during the last fiscal year.

     The ORGANIZATION AND COMPENSATION COMMITTEE approves salaries and other compensation of corporate executive officers and administers the Company's stock incentive plans and executive compensation plans. This includes the granting of stock options, stock bonuses, cash bonuses and incentive awards under these plans. This committee met six times during the last fiscal year.

ITEM 1.
                        ELECTION OF DIRECTORS

     Action will be taken at the 1996 annual meeting to elect four Class I directors to serve until the 1999 annual meeting of shareholders. Those nominees, as well as the Class II and Class III directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 1996 annual meeting are Pauline Lo Alker, A. Gary Ames, Paul E. Bragdon and Paul C. Ely, Jr. Messrs. Ames, Bragdon and Ely have served as directors since 1994, 1980 and 1992, respectively. Mrs. Alker was elected to the board by action of the board on January 17, 1996. Jean Vollum, a director in Class III, is retiring as director effective September 26, 1996 as a result of the Company's policy of mandatory retirement for directors at age 70.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Withheld votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                       CLASS I (TERM ENDING 1999)

*PAULINE LO ALKER, 53, is President and Chief Executive Officer of Network Peripherals Inc. (workgroup networking solutions), a position she has held since January 1991. Mrs. Alker was elected a director in January 1996 by action of the board, and she is a member of the Audit Committee and the Committee on Directors. She is a director of Network Peripherals Inc.

*A. GARY AMES, 51, is President and Chief Executive Officer of U S WEST International (communications), a position he has held since July 1995. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director since 1994 and is a member of the Audit Committee and the Organization and Compensation Committee. He is a director of Albertson's, Inc. and Telewest PLC.

*PAUL E. BRAGDON, 69, is President of the Oregon Graduate Institute of Science and Technology (a private research and graduate education institution), a position he has held since October 1994. Mr. Bragdon was President of the Medical Research Foundation of Oregon from April 1991 to October 1994. Mr. Bragdon was President of Reed College from 1971 until he became President Emeritus in June 1988. From July 1988 until January 1991 he was Assistant to the Governor of the State of Oregon for Education. Mr. Bragdon has served as a director since 1980 and is chairman of the Audit Committee and a member of the Organization and Compensation Committee.

*PAUL C. ELY, JR., 64, is a general partner of Alpha Partners (a venture capital firm), a position he has held since July 1989. He served as Chairman of the Board of The Ask Group, Inc. (a software database company) from February 1994 to March 1995. Mr. Ely was Chairman and Chief Executive Officer of Convergent Technologies (a computer manufacturer) from 1985 to 1989, and in 1989 he also served as Executive Vice President of Unisys Corporation (a computer manufacturer). Mr. Ely has been a director since 1992 and he is a member of the Audit Committee and the Executive Committee. He is a director of Parker-Hannifin Corporation.

                      Class II (Term Ending 1997)

KEITH R. MCKENNON, 62, is Chairman of the Board of PacifiCorp, a position he has held since February 1994. Mr. McKennon was Chairman and Chief Executive Officer of Dow Corning Corporation from February 1992 until June 1993, and he was Chairman of the Board of Dow Corning until September 1994. (In May 1995 Dow Corning Corporation filed for protection under the bankruptcy laws.) Mr. McKennon served as President of Dow Chemical U.S.A. from 1987 to 1990, and was Executive Vice President of The Dow Chemical Company until his retirement in February 1992. Mr. McKennon has been a director since 1991, and is chairman of the Committee on Directors and a member of the Organization and Compensation Committee. He is a director of PacifiCorp.

JEROME J. MEYER, 58, is Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Meyer has been a director since 1990, and became President and Chief Executive Officer of the Company in November 1990. Mr. Meyer was Corporate Vice President of Honeywell Inc. (an electronics manufacturer) from August 1986 until April 1987, and President and Chief Executive Officer of Honeywell Bull Inc., now known as Bull HN Information Systems, Inc., from April 1987 until July 1988. He returned to Honeywell Inc. in July 1988 and served as President of their industrial business until joining Tektronix in November 1990. Mr. Meyer serves on the Executive Committee and Committee on Directors. He is a director of AMP Incorporated, Esterline Technologies, Inc. and Portland General Corporation.

WILLIAM D. WALKER, 65, is Vice Chairman of the Company, a position he has held since 1991. He has been Chairman of the Board of Planar Systems, Inc. (a flat-panel display manufacturer) since 1988, and has served as a director since 1984. Mr. Walker served as President and Chief Operating Officer of the Company from April 1990 until November 1990. From 1984 to 1987, Mr. Walker was Chairman of the Board and Chief Executive Officer of Electro Scientific Industries, Inc. (a laser systems manufacturer). Mr. Walker was Executive Vice President of the Company from 1979 to 1984 and has served as a director since 1980. He is a member of the Committee on Directors and the Executive Committee. Mr. Walker is a director of Planar Systems, Inc.

                     Class III (Term Ending 1998)

A.M. GLEASON, 66, is President of the Port of Portland Commission, a position he has held since 1995. Mr. Gleason was Vice Chairman of PacifiCorp (a diversified utility) from February 1994 until his retirement in May 1995. Mr. Gleason became President of PacifiCorp in 1985, and he was President and Chief Executive Officer of PacifiCorp from January 1989 until February 1994. He has served as a director since 1988 and is chairman of the Executive Committee and the Organization and Compensation Committee. He is a director of Blount, Inc., Fred Meyer, Inc. and Comdial Corporation.

WAYLAND R. HICKS, 53, is President and Chief Executive Officer of Indigo N.V. (printing products manufacturer), a position he has held since February 1996. Mr. Hicks was Chief Executive Officer and Vice Chairman of Nextel Communications, Inc. (a wireless communications company) from September 1994 to February 1996. Mr. Hicks was Executive Vice President of Xerox Corporation (a document processing company) from 1987 to September 1994. He has served as a director since 1992 and is a member of the Audit Committee and the Committee on Directors. He is a director of Indigo N.V. and Maytag Corporation.

MERRILL A. MCPEAK, 60, was Chief of Staff, United States Air Force, from October 1990 to October 1994 when he retired. From July 1988 to October 1990, General McPeak served as Commander in Chief, Pacific Air Forces. He is currently a consultant. General McPeak has served as a director since March 1995 and he is a member of the Audit Committee and the Organization and Compensation Committee. He is a director of ECC International Corp. and Thrustmaster, Inc.
__________

*Nominee for election at 1996 annual meeting.

     The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, certain executive officers and by all executive officers and directors as a group as of June 30, 1996:


                                    Number
      Name                    of Shares<F1><F2><F3>    Percent
_________________________________________________________________
   Pauline Lo Alker                 1,392                  *
   A. Gary Ames                     2,351                  *
   Paul E. Bragdon                  3,436<F4>              *
   Paul C. Ely, Jr.                 4,499<F5>              *
   A. M. Gleason                    4,975                  *
   Wayland R. Hicks                 2,046                  *
   Keith R. McKennon                3,635                  *
   Merrill A. McPeak                2,178                  *
   Jerome J. Meyer                326,234<F6>            1.00%
   Jean Vollum                    772,127<F7>            2.36%
   William D. Walker              115,363<F8>              *
   Daniel Terpack                  68,398<F9>              *
   Carl W. Neun                   165,964<F10>             *
   Lucie J. Fjeldstad              65,349<F11>             *
   John P. Karalis                 75,862<F12>             *

   All directors and executive  1,746,281<F13>           5.33%
   officers as a group
   (19 individuals)
__________

*    Less than one percent.

<F1> (1)  Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.
<F2> (2)  Includes shares issued under the Company's Stock
          Compensation Plan for Non-Employee Directors, including unvested shares issued as follows: Mrs. Alker, 1,392 shares; Mr. Ames, 1,143 shares; Mr. Bragdon, 425 shares; Mr. Ely, 902 shares; Messrs. Gleason and McKennon, 1,064 shares each; and Mrs. Vollum, 213 shares. Individuals have sole voting power with respect to these shares.
<F3> (3)  Includes shares issued under the Company's Stock
          Compensation Plan for Non-Employee Directors and deferred pursuant to the Non-Employee Directors' Deferred Compensation Plan as follows: Mr. Hicks, 478 shares; General McPeak, 2,178 shares; and Mr. Walker, 2,128 shares. Shares are held in trust, and individuals have no voting nor investment power with respect to these shares.
<F4> (4)  Includes 600 shares owned by Mr. Bragdon jointly with his wife.
<F5> (5)  Includes 2,999 shares held in trust for Mr. Ely.
<F6> (6)  Includes (i) stock options for 162,500 shares that are currently exercisable or become exercisable before August 30, 1996 under the Company's Stock Incentive Plan; (ii) 27,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and
          (iii) 1,431 shares held under the 401(k) Plan with respect to which Mr. Meyer has voting but no investment power.

                                   6


<F7> (7)  Includes (i) 744,127 shares held in trust for Mrs. Vollum, with Mrs. Vollum as trustee with sole investment and voting power; and (ii) 28,000 shares held in trust for a member of Mrs. Vollum's family, with Mrs. Vollum as the sole trustee, for which Mrs. Vollum disclaims beneficial ownership.
<F8> (8)  Includes 11,486 shares held by Mr. Walker's wife, with respect to which Mr. Walker disclaims beneficial ownership, as well as 53,359 shares held in trust for members of Jean Vollum's family, with Mr. Walker as one of two trustees, with respect to which Mr. Walker disclaims beneficial ownership.
<F9> (9)  Includes (i) stock options for 39,000 shares that are currently exercisable or become exercisable before August 30, 1996 under the Company's Stock Incentive Plan; (ii) 15,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 981 shares held under the 401(k) Plan with respect to which Mr. Terpack has voting but no investment power.
<F10>(10) Includes (i) stock options for 105,000 shares that are currently exercisable or become exercisable before August 30, 1996 under the Company's Stock Incentive Plan; (ii) 16,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 977 shares held under the 401(k)Plan with respect to which Mr. Neun has voting but no investment power.
<F11>(11) Includes (i) stock options for 31,000 shares that are currently exercisable or become exercisable before August 30, 1996 under the Company's Stock Incentive Plan; (ii) 30,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 237 shares held under the 401(k) Plan with respect to which Mrs. Fjeldstad has voting but no investment power.
<F12>(12) Includes (i) stock options for 35,500 shares that are currently exercisable or become exercisable before August 30, 1996 under the Company's Stock Incentive Plan; (ii) 12,600 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 1,065 shares held under the 401(k) Plan with respect to which Mr. Karalis has voting but no investment power.
<F13>(13) Includes (i) 10,987 unvested or deferred shares held by the
          Company for the account of non-employee directors pursuant to the Stock Compensation Plan for Non-Employee Directors; (ii) stock options for 434,875 shares that are currently exercisable or become exercisable before August 30, 1996 under the Company's stock option plans (including the Stock Incentive Plan); (iii) 139,600 shares that have been granted subject to forfeiture under certain conditions pursuant to the Company's Stock Incentive Plan; (iv) 8,466 shares held under the 401(k) Plan with respect to which officers and directors have voting but no investment power; and (v) 92,845 shares owned by, or in trust for, members of the families of officers and directors, of which such officers and directors disclaim beneficial ownership.

     DIRECTORS' COMPENSATION. Directors who are not employees of the Company receive an annual retainer of $25,000 (plus an additional $3,000 for a committee chairman, except for the chairman of the Executive Committee, and $8,000 for members of the Executive Committee). Non-employee directors receive one-half of the annual retainer in the form of Common Shares of the Company every five years pursuant to the Non-Employee Directors Stock Compensation Plan. Directors who are not employees of the Company also receive $1,200 for each meeting of the board of directors attended and $900 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a board meeting. Directors who are employees of the Company receive no separate compensation as directors.

     Under the Non-Employee Directors' Deferred Compensation Plan, directors who are not employees may elect to have all or part of their annual cash retainers and meeting fees credited to a deferred compensation cash account. Amounts credited to the account will accrue interest based on the 10-year U.S. Treasury Notes rate adjusted at the end of each calendar quarter. Such deferred amounts will be paid in a single lump-sum payment or in up to five equal annual installments to commence in January after the director ceases to serve on the board or becomes age 65 or older, as specified. Non-employee directors may also elect to defer receipt of stock under the Non-Employee Directors' Deferred Compensation Plan.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.

                                  Annual Compensation                 Long-Term Compensation
                           __________________________________  ___________________________________
                                                                         Awards         Payouts
                                                               ___________________________________
                                                    Other      Restricted    Securities
Name and                                            Annual       Stock       Underlying     LTIP        All Other
Principal                  Salary       Bonus    Compensation    Awards       Options      Payouts    Compensation
Position            Year   ($)<F1>      ($)<F2>    ($)<F3>      ($)<F4>       (#)<F5>        ($)        ($)<F6>
_____________________________________________________________________________________________________________________
Jerome J. Meyer     1996  $625,769      $527,856   $ 88,330      $      0      25,000   $3,501,363<F7>  $331,435<F8>
Chairman, Chief     1995   551,923       672,171     28,800             0           0    1,220,174<F9>   330,244<F8>
Executive Officer   1994   521,923       338,160     25,050             0      50,000            0       244,933<F8>
and President

Daniel Terpack      1996  $300,000      $321,196   $  9,600      $      0      12,000   $  320,086<F10> $  8,750
Vice President      1995   244,615       255,258     49,472<F11>        0      18,000      477,459<F9>     7,596
and President,      1994   228,846       121,585     46,125<F12>        0      25,000            0         9,892
Measurement
Business Division

Carl W. Neun        1996  $368,269      $209,311   $ 59,869      $      0      18,000   $2,134,086<F7>  $298,321<F13>
Sr. Vice President  1995   350,000       289,614     14,575<F14>        0           0      583,561<F9>   297,956<F13>
and Chief           1994   350,000       126,569     66,643<F14>        0      25,000            0        12,767
Financial Officer

Lucie J. Fjeldstad  1996  $350,000      $166,495   $396,227<F15> $      0      12,000   $        0      $  5,827
Vice President      1995   277,884<F16>   10,167          0       296,000<F17> 25,000            0       253,904<F18>
and President,      1994         -             -          -             -           -            -             -
Video and
Networking
Division

John P. Karalis     1996  $261,924      $122,871   $ 93,453<F19> $      0      15,000   $1,543,406<F7>  $  8,240
Sr. Vice President, 1995   235,962       270,832     70,424<F19>        0           0      318,306<F9>     7,511
Corporate           1994   225,000       166,680     85,567<F19>        0      13,000            0         9,433
Development
and Secretary
__________

<F1> (1)  Includes compensation deferred at the election of the executive under the Company's 401(k) Plan.
<F2> (2)  Includes (i) amounts paid or deferred under the Annual
          Performance Improvement Plan; (ii) amounts paid under the Company's Results Sharing Plan; and (iii) special cash bonus amounts.
<F3> (3)  Includes dividends paid on performance shares under both the
          Long-Term Incentive Plan and the Key Executive Retention Agreements which vested in 1996. Does not include certain personal benefits not required to be disclosed.
<F4> (4)  Represents the fair market value on the grant date multiplied by the number of shares granted. Represents stock bonus awards that are subject to forfeiture only if certain continued employment conditions are not satisfied ("Time-based Awards"). Dividends on Time-based Awards are retained by the Company and paid, with interest, upon vesting of the awards. This column does not include awards subject to performance conditions, which are reported at the time of grant in the Long-Term Incentive Plans table below and in the Summary Compensation Table as an LTIP
          Payout at the time of vesting.

                                   8


<F5> (5)  Options were granted in the year indicated. Additional information regarding the options granted during fiscal year 1996 is set forth in the table on page 10.
<F6> (6)  Except as otherwise indicated, represents amounts contributed by the Company under the Company's 401(k) Plan.
<F7> (7)  Includes the fair market value at the end of fiscal year 1996 of stock awarded in fiscal year 1994 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1996. The per share fair market value of the shares was $22.375 at the beginning of fiscal year
          1994 and was $37.875 at the end of fiscal year 1996. Also includes the fair market value of performance-based stock grants under Key Executive Retention Agreements which vested on February 2, 1996 and upon determination that certain goals with respect to repositioning the Company and improving shareholder value had been achieved. The per share fair market value of the shares was $27.50 on the March 16, 1994 award date and was $45.35 on February 2, 1996.
<F8> (8)  Includes $322,924 for 1996 and 1995, and $228,930 for 1994, which represent nonrefundable costs incurred by the Company in connection with a split dollar life insurance arrangement which provides certain retirement and death benefits to Mr. Meyer. See "Employment Arrangements."
<F9> (9)  Represents the fair market value at the end of fiscal year 1995 of stock awarded in fiscal year 1993 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1995. The per share fair market value of the shares was $20.125 at the beginning of fiscal year 1993 and was $46.00 at the end of fiscal year 1995.
<F10>(10) Represents the fair market value at the end of fiscal year 1996 of stock awarded in fiscal year 1994 as long-term performance awards under the Company's Stock Incentive Plan and cash payments made in connection with such awards. The shares became vested and the cash payments were made based on the Company's performance during the three fiscal years ending in 1996. The per share fair market value of the shares was $22.375 at the beginning of fiscal year
          1994 and was $37.875 at the end of fiscal year 1996.
<F11>(11) Includes moving and relocation expenses paid by the Company in connection with Mr. Terpack's employment.
<F12>(12) Includes a housing allowance paid by the Company.
<F13>(13) Includes $290,456 which represents nonrefundable costs incurred by the Company in connection with a split dollar life insurance arrangement which provides certain retirement and death benefits to Mr. Neun and reimbursement for taxes paid in connection therewith. See "Employment Arrangements."
<F14>(14) Includes moving and relocation paid by the Company in connection with Mr. Neun's relocation to Oregon.
<F15>(15) Includes moving and relocation expenses paid by the Company and reimbursement of a loss incurred by Mrs. Fjeldstad on the sale of her residence in connection with her employment.
<F16>(16) Includes consulting fees paid to Mrs. Fjeldstad prior to her employment.
<F17>(17) Represents 8,000 stock bonus shares granted in 1995 subject to one-year vesting from the date of grant. These shares are fully vested.
<F18>(18) Includes a cash hiring bonus paid to Mrs. Fjeldstad in connection with her employment. This amount is forfeitable to the Company if Mrs. Fjeldstad terminates her employment with the Company within two years of the commencement of her employment with the Company.
<F19>(19) Includes a housing allowance and personal travel expenses paid by the Company.

                                   9

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options awarded to Named Officers under the Company's Stock Incentive Plan during the last fiscal year.

                                   Individual Grants
                 ___________________________________________________
                    Number of     Percent of
                    Securities  Total Options   Exercise
                    Underlying    Granted to     or Base                 Grant Date
                     Options     Employees in     Price     Expiration  Present Value
Name              Granted(#)<F1>  Fiscal Year    ($/Sh)        Date         ($)<F2>
_____________________________________________________________________________________
Jerome J. Meyer      25,000         2.6%         $50.60       6/27/05      $384,000
Daniel Terpack       12,000         1.2%         $50.60       6/27/05      $184,320
Carl W. Neun         18,000         1.8%         $50.60       6/27/05      $276,480
Lucie J. Fjeldstad   12,000         1.2%         $50.60       6/27/05      $184,320
John P. Karalis      15,000         1.5%         $50.60       6/27/05      $230,400
__________

<F1> (1)  Each of the options is a premium stock option granted at 110% of the fair market value on the date of grant pursuant to the Company's Executive Long-Term Incentive Compensation Program. Accordingly, the stock price must increase 10% from the price at the date of grant before any value can be realized by the optionee. Each option becomes exercisable to the extent of 50% of the shares on each of the first and second anniversaries of grant, and the optionee may exercise the option provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Under the terms of the Company's Stock Incentive
          Plan, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Upon such acceleration, the optionee has the right to cause the Company to repurchase the option for a cash amount generally equal to the excess of the highest purchase price paid in connection with the transactions indicating a change in control or potential change and the option price.
          Under the Stock Incentive Plan vesting is also accelerated upon the death or disability of the optionee.
<F2> (2)  Although the Company believes that it is not possible to place a value on an option, in accordance with the rules of the Securities and Exchange Commission, the Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the grant date present value of this option were volatility (34.407%), risk-free rate of return (6.17%), dividend yield (1.30%), and time to exercise (10 years), with the resulting value reduced by 27.90% to reflect the risks of forfeiture and early termination of the options.

                                  10

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 25, 1996; and (iii) the fiscal year-end value of "in-the-money" unexercised options.


                                                        Number of
                                                  Securities Underlying         Value of Unexercised
                    Number                         Unexercised Options          In-the-Money Options
                   of Shares                       at Fiscal Year-End         at Fiscal Year-End<F1><F2>
                   Acquired        Value       __________________________   ____________________________
Name              on Exercise    Realized<F1>  Exercisable  Unexercisable   Exercisable  Unexercisable
________________________________________________________________________________________________________

Jerome J. Meyer      50,000      $1,893,295      150,000       25,000         $2,236,250    $      0
Daniel Terpack       25,000      $  692,577       24,000       26,000         $  249,600    $146,850
Carl W. Neun         54,000      $1,130,543       96,000       18,000         $1,029,000    $      0
Lucie J. Fjeldstad        0      $        0       25,000       62,000         $   21,875    $ 43,750
John P. Karalis      11,000      $  336,000       28,000       20,000         $  292,950    $ 53,125
__________

<F1> (1)  The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise, or at May 25, 1996 in the case of the unrealized values, and the applicable exercise prices.
<F2> (2)  "In-the-money" options are options whose exercise price was less than the market price of Common Shares at May 25, 1996.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table provides information on long-term performance awards granted to Named Officers under the Company's Stock Incentive Plan during the last fiscal year.


                  Number of         Performance          Estimated Future Payouts Under
                 Shares, Units       or Other              Non-Stock Price-Based Plans
                   or Other        Period Until        ___________________________________
Name             Rights(#)<F1>  Maturation or Payout   Threshold(#)  Target(#)  Maximum(#)
__________________________________________________________________________________________
Jerome J. Meyer     12,000          6/95 - 5/98            2,400      12,000     21,000
Daniel Terpack       4,000          6/95 - 5/98              800       4,000      7,000
Carl W. Neun         8,000          6/95 - 5/98            1,600       8,000     14,000
Lucie J. Fjeldstad   4,000          6/95 - 5/98              800       4,000      7,000
John P. Karalis      5,000          6/95 - 5/98            1,000       5,000      8,750
__________

<F1> (1)  Awards are Performance Shares awards under the Company's
          Executive Long-Term Incentive Compensation Program as described below under "Organization and Compensation Committee Report on Executive Compensation." At the time of the award, the target levels of shares were issued as restricted shares upon which dividends are paid currently.

PENSION PLAN

     Under the Company's Pension Plan, the Company is required to contribute amounts sufficient to fund specified retirement benefits for covered employees. Benefits are calculated on the basis of an employee's final average pay and length of service. Final average pay generally means the average of the employee's five highest consecutive annual base pay rates during the last ten years of employment. Benefits are payable upon normal (age 65), early (age 55) or late (after age 65) retirement or death. In general, an employee with 25 years of credited service or more who retires at age 65 will be entitled to receive an annuity for life equal to 25 percent of the employee's final average pay. Employees who are officers or directors of the Company participate in the Pension Plan on the same basis as other employees. Employees outside the U.S. are covered under different retirement plans varying from country to country. The following table sets forth estimated annual benefits under the Pension Plan and the Retirement Equalization Plan (described below) for employees of the Company at retirement at various assumed years of service and levels of final average pay based upon retirement at age 65 and the payment of a straight life annuity to the employee. The years of credited service and final average pay for Pension Plan purposes as of May 25, 1996 for the Named Officers are as follows: Mr. Meyer - 5.6 years and $548,000; Mr. Terpack - 3.5 years and $245,000; Mr. Neun - 3.2 years and $356,250; Mrs. Fjeldstad - 1.4 years and $350,000; and Mr. Karalis - 3.8 years and $240,000.


                    Estimated Annual Retirement Benefits
  Final                    Credit Years of Service
Average Pay       5        10        15      20      25 or more
________________________________________________________________
$200,000      $ 10,000  $ 20,000  $ 30,000  $ 40,000  $ 50,000
 250,000        12,500    25,000    37,500    50,000    62,500
 300,000        15,000    30,000    45,000    60,000    75,000
 350,000        17,500    35,000    53,500    70,000    87,500
 400,000        20,000    40,000    60,000    80,000   100,000
 500,000        25,000    50,000    75,000   100,000   125,000
 600,000        30,000    60,000    90,000   120,000   150,000
 700,000        35,000    70,000   105,000   140,000   175,000
 800,000        40,000    80,000   120,000   160,000   200,000

</TABLE.

     The Retirement Equalization Plan is a supplemental plan to the Company's Pension Plan to provide covered officers and other covered executives with the total amount of retirement income that they would otherwise receive under the Pension Plan but for certain ceilings imposed by certain sections of the Internal Revenue Code on retirement benefits. Information regarding supplemental retirement arrangements with Mr. Meyer and Mr. Neun are described under Employment
Arrangements on page 13.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     Certain key employees of the Company, including Messrs. Meyer, Terpack, Neun and Karalis and Mrs. Fjeldstad, have Executive Severance
Agreements or similar agreements with the Company pursuant to which the employee would receive severance pay in the event that his or her employment is terminated by the Company other than for cause, death or disability. Upon such termination, the employee would receive a severance payment generally equal to his or her annual base salary
(except that Mr. Meyer would receive twice his annual base salary), benefits under certain of the Company's incentive plans prorated for the portion of the year during which the employee was a participant and certain outplacement and insurance benefits. No benefits are payable under the Executive Severance Agreement if the employee receives severance payments under any other agreement with the Company. Mr. Meyer's Executive Severance Agreement has been amended to obligate the Company to continue to make payments required under Mr.
Meyer's split dollar insurance arrangement until Mr. Meyer reaches age
64 notwithstanding any prior termination of employment. See
"Employment Arrangements."

     Certain key employees of the Company, including Messrs. Meyer, Terpack, Neun and Karalis and Mrs. Fjeldstad, have employment agreements with the Company pursuant to which, in the event of a tender or exchange offer for more than 25 percent of the Company's outstanding stock, the employee has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred. Except for this agreement by the employee to remain so employed by the Company, either the Company or the employee may terminate the employment at any time, subject to the

                                  12


Company's obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31, 1996, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements (other than the agreement with Mr. Meyer) if there is a change in the employee's position other than as a result of a promotion. In the event the employee is terminated within 24 months following a change in control, the employee is entitled to a cash severance payment equal to three times his or her annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the employee other than for good reason, or by the Company for cause or permanent disability.

EMPLOYMENT ARRANGEMENTS

    In connection with his employment as Chairman, Chief Executive
Officer and President, which began in November 1990, the Company agreed to provide Jerome J. Meyer with supplemental retirement benefits which, together with retirement benefits from his previous employer and amounts payable under the Company's Pension Plan and Retirement Equalization Plan, would result in an annual retirement benefit upon retirement at age 62 equal to 50% of his final average pay, which for this purpose is the average of the annual cash compensation received by him during each of his final five years.
Total annual retirement benefits at reduced levels, but not less than $225,000 per year, are payable upon earlier retirement. In 1993 the Company entered into a split dollar life insurance arrangement designed to fund a substantial portion of this supplemental retirement obligation. Amounts paid by the Company under this split dollar arrangement are included in the Summary Compensation Table.

     In connection with his employment as an Executive Officer, which began in March 1993, the Company agreed to provide Carl W. Neun with supplemental retirement benefits which, together with amounts payable under the Company's Pension Plan and Retirement Equalization Plan, would result in an annual retirement benefit equal to a percentage of his final average pay, which for this purpose is the average of the annual cash compensation received by him during each of his final five years. The percentage of final average pay payable as a total annual retirement benefit ranges from 35% upon retirement at age 55 to 55% upon retirement at age 62. The Company funds a portion of Mr. Neun's supplemental retirement benefits through a split dollar life insurance arrangement similar to the arrangement entered into for Mr. Meyer.
Amounts paid by the Company under this split dollar arrangement are included in the Summary Compensation Table.

     In October 1995, the Company made a bridge loan of $400,000 to Daniel
R. Brophy, an Executive Officer of the Company, in connection with his relocation to Oregon. The loan was interest-free and is to be repaid on or before October 20, 1996.


           ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                        EXECUTIVE COMPENSATION

ORGANIZATION AND COMPENSATION COMMITTEE

     The Organization and Compensation Committee of the board of directors
(the "Committee") consists of five outside directors. Pursuant to authority delegated by the board of directors, the Committee approves compensation of executive officers, including the chief executive officer. The Committee is also responsible for assisting in the development of and

                                  13


approving executive compensation programs and administering the Company's stock incentive and executive compensation plans.

OVERALL POLICY

     The board of directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance and improvement in shareholder value. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results and appreciation of the Company's common stock price. The primary objectives of these executive compensation programs are to:

     .   Attract and retain talented executives;
     .   Motivate executives to achieve long-term business strategies while achieving near-term financial targets;
     .   Align executive performance with Tektronix' goals for delivering shareholder value; and
     .   Provide incentive for consistently achieving Tektronix' goal for returns on equity.

     The Company has base pay, annual incentive and long-term incentive compensation programs for its executives, as well as retirement and 401(k) plans. These programs are designed both to support the Company's stated compensation policy and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The
Committee uses comparative information from a group of companies in the electronics industry for establishing executive compensation and Company performance goals. The Committee also relies on advice from outside compensation and benefits consultants.

BASE SALARIES

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized electronics companies.
Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.

     Annual salary adjustments are determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities as well as salaries for comparable positions at peer companies. In the case of an executive officer with responsibility for a particular business unit, such unit's financial results are also considered. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

ANNUAL PERFORMANCE IMPROVEMENT PLAN

     Tektronix' executive officers are eligible to participate in the Company's Annual Performance Improvement Plan, an annual cash incentive compensation plan. For the last fiscal year, Company and, where appropriate, business unit performance objectives were established at the beginning of the fiscal year. Participants' performance measurements had established thresholds, targets and maximums that determined the amount of cash payments under the plan.
The Company's performance objectives for the last fiscal year were specified levels of net sales and of economic value added (excluding nonrecurring items at the discretion of the Committee). Individual performance objectives for an executive officer

                                  14


with responsibility for a particular business unit included financial objectives for the unit. Incentive target performance is based on the Company's annual operating plan approved by the board of directors. For the last fiscal year, financial measures represented 100 percent of the basis for any incentive award to an executive officer provided by the plan. To ensure that executive officers would not receive incentive payments under the plan if employees generally did not receive Results Sharing
Plan payments under the plan described below, it was a condition to payments being made under the plan that the annual threshold for Results Sharing must be met. The Committee establishes target incentive opportunities based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies.

RESULTS SHARING PLAN

     Most regular employees of Tektronix participate in the Results
Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding non-recurring items at the discretion of the Chief Financial Officer) exceeds a threshold amount that is determined in advance for each year.
Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. For the last fiscal year, the threshold established was $24 million of operating income for each fiscal quarter. Payments under this plan are calculated as a percent of base pay, range upward from zero at the threshold and are made quarterly.

EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PROGRAM

     In December 1992 the Committee adopted the Executive Long-Term
Incentive Compensation Program to provide an incentive and reward key, selected executives for improving total shareholder value. The
Committee expects that awards will be made annually to selected executives under this program. This program was adopted to align executive long-term interests with the interests of shareholders and the performance of Company operations. The Executive Long-Term
Incentive Compensation Program is currently comprised of two elements:
stock options issued at a premium over fair market value and stock grants issued with three-year performance vesting (performance shares). The options and performance shares are issued pursuant to the Company's Stock Incentive Plan. Participant awards (including awards to the chief executive officer) reflect job responsibilities and estimated long-term incentive values based in part on compensation data from a comparative group of electronics companies. Awards under this program are designed to provide compensation opportunities at target at the median of awards for similar positions in the electronics industry for slightly higher performance levels, with the opportunity at above target performance in the high range of values for similar positions based on high levels of performance to achieve these values. Of the total estimated award value, one half is awarded in premium stock options and the remaining half in performance shares.

     PREMIUM STOCK OPTIONS are granted at an exercise price that is higher than the fair market value on the date of the grant. The Committee will determine annually the amount of premium added to the stock's fair market value. This determination, while not pursuant to a specific formula, includes factors such as the Company's recent and expected performance, the volatility of the Company's stock and the potential price appreciation determined by using an option pricing model. Options awarded in June 1995 had a 10 percent premium over fair market value; these options have a ten-year term and fully vest two years from the grant date (50% at the completion of each of the two years of employment). Prior to December 1992, the Company granted stock options to executives at fair market value,

                                  15


and the Company continues to grant stock options at fair market value to new executive officers as a further inducement to join the Company. The Company grants stock options at fair market value to key employees who are not executive officers.

     PERFORMANCE SHARES are granted contingent upon the Company's performance over a three-fiscal-year period and upon the executive officer remaining in the same position with the Company during this period (except in the case of death or disability or a change in position approved by the Committee). The performance shares granted during the last fiscal year relate to Company performance during the fiscal years ending in 1996, 1997 and 1998. The performance measurements are average return on assets and relative total shareholder return. In general, average return on assets is defined as the three-year average consolidated net income divided by the three-year average consolidated total assets. Relative total shareholder return is defined as total stock price appreciation plus dividends paid during the three-year performance period divided by the initial stock price. Tektronix compares its total shareholder return to a group of electronics companies selected by the Committee. The shares will be earned based on the Company's performance during the three-year period. Any performance shares that are not earned will be forfeited to the Company. If the Company's average return on assets and total shareholder return exceed certain levels, the executive would earn performance shares equal to up to 1.75 multiplied by the number of original performance shares (or an equivalent amount in cash at the election of the Company). The Company also grants stock bonuses contingent on continued employment with the Company or performance objectives to new executive officers as a further inducement to join the Company. From time to time the Company also grants stock bonuses to executive officers contingent on specific performance objectives relating to that executive officer's position.

     In March 1994, performance shares were awarded to four key executives of the Company in conjunction with Key Executive Retention Agreements.
Pursuant to their terms, the performance shares would vest after two years of continued employment of the executive by the Company and upon determination by the Committee that performance objectives had been met for repositioning the Company and improving shareholder value by achieving strategic goals established by the board of directors of the Company. At the time of the stock awards, uncertainty existed regarding the Company's future structure and management positions, and the board of directors determined that it was desirable to provide an incentive for retention of key executives and to reward them based upon successful implementation of the Company's strategic plans. In
January 1996, the Committee determined that the performance goals had been achieved, and upon completion of two years of continued employment the performance shares became vested.

RETIREMENT PLANS

     The Company makes contributions for eligible employees (including executive officers) under its Pension Plan (see "Pension Plan") and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 15 percent of their pay contributed to the plan. The
Company makes matching contributions equal to 60 percent of the elective contributions that do not exceed five percent of the participant's compensation, subject to tax limitations. The Company also makes fixed contributions equal to two percent of the participant's compensation. All fixed and matching contributions by the Company are invested entirely in Common Shares of the Company.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after fiscal 1994. The levels of salary

                                  16


and annual cash bonus generally paid by the Company do not exceed this limit. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as "performance-based compensation". Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the regulations. The
Stock Incentive Plan was amended in 1994 to permit compensation received on vesting of awards similar to the performance share awards that have been made under the Company's Executive Long-Term Incentive
Compensation Program to qualify as "performance-based compensation" under the regulations. Qualifying compensation for deductibility under
Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In September 1995, the Committee set Jerome J. Meyer's salary at
$650,000. With respect to Mr. Meyer's salary increase, the Committee took into account a comparison of base salaries, perquisites and incentives for chief executive officers of peer companies, the Company's success in meeting its performance objectives and increasing shareholder value and the assessment by the Committee of Mr. Meyer's individual performance and contributions. The Committee believes that Mr. Meyer's annual base salary falls within the competitive range of salaries for similar positions at similar companies. Mr. Meyer's participation under the Annual Performance Improvement Plan (APIP) for the last fiscal year was tied to the Company achieving pre-established levels of net sales, operating income before results sharing and other incentives and inventory turns. The Committee believes that Mr.
Meyer's targeted APIP level was within the competitive range of bonus opportunities for similar positions at similar companies. Mr. Meyer's
APIP payment for the last fiscal year was $488,823. Mr. Meyer received payments under the Results Sharing Plan equal to 4.93 percent of his base pay in accordance with the terms of the plan applicable to all employees.

     In March 1994, Mr. Meyer received a performance share award in conjunction with a Key Executive Retention Agreement between him and the Company. The performance shares would vest after two years of continuous employment and upon determination by the Committee that performance objectives had been met for repositioning the Company and improving shareholder value by achieving strategic goals established by the board of directors. In January 1996, the Committee determined that the performance goals had been achieved, and upon completion of two years of continued employment the performance shares became vested.

Committee report submitted by:
A.M. Gleason, Chairman
A. Gary Ames
Paul E. Bragdon
Keith R. McKennon
Merrill A. McPeak

                                  17


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph below compares the cumulative total shareholder return on the Company's Common Shares with the Standard & Poor's 500 Stock Index and the Standard & Poor's High Technology Composite Index. The graph assumes $100 invested on May 25, 1991 in Tektronix Common Shares and
$100 invested at that time in each of the S&P indexes. Although
Tektronix does not have a dividend reinvestment plan, the comparison assumes that all dividends are reinvested.

[Performance graph located here. Points plotted on the graph are shown below.]


                        1991    1992    1993    1994    1995    1996
                        ____    ____    ____    ____    ____    ____

S&P 500                 100.00  109.88  122.56  127.73  153.34  196.80
High Tech Composite     100.00  100.91  116.22  130.42  187.85  248.04
Tektronix               100.00   87.06  103.56  135.99  224.02  187.54


     While the Company's stock price decreased during fiscal 1996, operating income as a percentage of sales increased from 7.7 percent in fiscal 1995 to 8.1 percent in fiscal 1996 and earnings per share increased 20 percent from $2.50 per share in fiscal 1995 to $3.00 per share in fiscal 1996. In addition, return on equity in fiscal 1996 was
15.6 percent, up from 15.2 percent in fiscal 1995.

                               AUDITORS

     The board of directors has selected Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                              OTHER MATTERS

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than ten percent of the Common Shares are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during the last fiscal year, except that Form 4 reports submitted on behalf of Vice Presidents Daniel Terpack and Timothy E. Thorsteinson were filed late in connection with the October 1995 cashless exercise of stock options; a Form 4 submitted on behalf of Mr. Thorsteinson was filed late in connection with a sale of shares on March 28, 1996; and a Form 5 was submitted on behalf of Director A. Gary Ames with respect to shares acquired from October 1994 through April 1996 pursuant to the automatic reinvestment of dividends in a brokerage account.

     SHAREHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 1997 annual meeting of shareholders must submit the proposals for receipt by the Company not later than April 28, 1997.

     SHAREHOLDER PROPOSALS NOT IN THE COMPANY'S PROXY STATEMENT. Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered or mailed (postage prepaid) to and received by the Secretary not less than 50 days nor more than 75 days prior to the meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder proposing the business, (c) the number of Common Shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in the business to be brought before the meeting. The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company's bylaws.

     SHAREHOLDER NOMINATIONS FOR DIRECTORS. Shareholders wishing to directly nominate candidates for the board of directors at an annual meeting must do so in writing, in accordance with the Company's bylaws, delivered or mailed (postage prepaid) to and received by the Secretary not less than 50 nor more than 75 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, the nomination must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the meeting was mailed or such public disclosure was made. The notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the number of Common Shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange
Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed. Such notices of nominations at annual or special meetings shall include a signed consent to serve as a director of the Company if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     While the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any other matters to be presented at the meeting other than three shareholder proposals which may be submitted by a shareholder owning 25 shares of the Common Stock of the Company. These proposals have been omitted from this Proxy Statement because they do not comply with the rules of the Securities and Exchange Commission. These proposals would (a) amend the Company's bylaws to fix the number of directors at 11 members and eliminate the existing provisions for a classified board, (b) recommend that the Company not use its shareholder rights plan unless it has been approved by shareholders and (c) recommend that the Company limit senior executive severance arrangements. If these shareholder proposals or any other business should properly come before the meeting, the shares represented by the proxies and voting instructions solicited hereby may be discretionarily voted on such business in accordance with the judgment of the proxy holders to the extent allowed by the rules of the Securities and Exchange Commission, unless otherwise indicated on the proxy card. The proxy holders intend to vote against the three shareholder proposals pursuant to this discretionary authority.

                 INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company's 1996 Annual Report is being mailed to shareholders with this proxy statement. Copies of the 1996 Annual Report and the Form 10-K, including financial statements and financial schedules, filed with the Securities and Exchange Commission may be obtained without charge from the Secretary, P.O. Box 1000, Wilsonville, Oregon 97070-1000.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                          John P. Karalis, Secretary

August 14, 1996

Form of proxy for Tektronix, Inc.:
_______________________________________________________________________________

                                  TEKTRONIX, INC.
P                       Annual Meeting, September 26, 1996
R                    Proxy Solicited by the Board of Directors
O
X   The undersigned hereby appoints Jerome J. Meyer, Carl W. Neun and John P.
Y Karalis, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Tektronix, Inc. on September 26, 1996 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to each of the matters referred to on the other side of this proxy. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

    Nominees for election as directors:

    Class I (three-year term):  Pauline Lo Alker, A. Gary Ames,
                                Paul E. Bragdon and Paul C. Ely, Jr.

                                  (continued, and to be signed on other side)
_______________________________________________________________________________

Reverse side of proxy card:
_______________________________________________________________________________

     Please mark your
[x]  votes as in this                                                1757
     example.

The shares represented by this proxy will be voted as specified herein, but if no specification is made, this proxy will be voted for the election of all nominees for director and in the discretion of the proxies as to other matters that may come before the meeting.
_________________________________________________________________________
                FOR  WITHHELD                        FOR AGAINST ABSTAIN
1. Election of                2.  In the discretion
   Directors    [ ]    [ ]        of the proxies,    [ ]    [ ]    [ ]
   (see reverse)                  to transact such
For, except vote                  other business
withheld from the                 as may properly     ________________________
following nominee(s):             come before the      The Board of Directors
_______________________           meeting and any      recommends a vote FOR
                                  adjournments         proposals 1 and 2.
                                  thereof.            ________________________

 (Shareholder's Name and
   Address Imprinted Here)



SIGNATURE(S)_______________________ DATE_______
Please date and sign as name is imprinted hereon, including the designation as executor, trustee, etc., if applicable.  A
corporation may sign its name by the president or other authorized officer.  All co-owners must sign.
_______________________________________________________________________________

Form of voting direction card for 401(k) Plan of Tektronix, Inc.:
_______________________________________________________________________________

                                  TEKTRONIX, INC.
P                       Annual Meeting, September 26, 1996
R              Voting Direction Solicited by the 401(k) Plan Trustee
O
X   The undersigned participant in the Tektronix 401(k) Plan directs Jerome J.
Y Meyer, Carl W. Neun and John P. Karalis, and each of them, proxies designated by the Plan Trustee, with full power of substitution, to vote the shares of stock allocated to the participant's account under the Plan at the annual meeting of shareholders of Tektronix, Inc. on September 26, 1996 and any adjournments thereof, as stated on the other side of this voting direction with respect to each of the matters referred to. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this voting direction.

    Nominees for election as directors:

    Class I (three-year term):  Pauline Lo Alker, A. Gary Ames,
                                Paul E. Bragdon and Paul C. Ely, Jr.

                                  (continued, and to be signed on other side)
_______________________________________________________________________________

Reverse side of voting direction card:
_______________________________________________________________________________

     Please mark your
[x]  votes as in this                                                7110
     example.

The shares covered by this voting direction shall be voted as specified below. If no specification is made, the shares will be voted for the election of all nominees for director and in the discretion of the proxies as to other matters that may come before the meeting.
_________________________________________________________________________
                FOR  WITHHELD                        FOR AGAINST ABSTAIN
1. Election of                2.  In the discretion
   Directors    [ ]    [ ]        of the proxies,    [ ]    [ ]    [ ]
   (see reverse)                  to transact such
For, except vote                  other business
withheld from the                 as may properly      ________________________
following nominee(s):             come before the       The Board of Directors
_______________________           meeting and any       recommends a vote FOR
                                  adjournments          proposals 1 and 2.
                                  thereof.             ________________________

 (Shareholder's Name and
   Address Imprinted Here)



SIGNATURE(S)_______________________ DATE_______
Please date and sign as name is imprinted hereon.
_______________________________________________________________________________